Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated as of March 14, 2016, by and among Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

A. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Subscription, (i) that number of shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth above such Investor’s name on the signature pages of this Subscription next to the heading “Number of Shares” (which aggregate amount for all Investors together shall be up to 1,692,151 shares of Common Stock and shall be collectively referred to herein as the “Shares”), and (ii) a warrant, in substantially the form attached hereto as Exhibit A (collectively for all investors, the “Warrants”), to acquire that number of shares of Common Stock set forth above such Investor’s name on the signature pages of this Subscription next to the heading “Shares Underlying Warrant” (which aggregate amount for all Investors together shall be up to 846,073 shares of Common Stock and shall be collectively referred to herein as the “Warrant Shares”).

B. Subject to the terms and conditions set forth in this Subscription and pursuant to (i) the Company’s effective Registration Statement on Form S-3 (File No. 333-207149), as filed with the Securities and Exchange Commission on September 28, 2015 (as amended and/or supplemented from time to time, the “Registration Statement”) as to the Shares and (ii) an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the Warrants and the Warrant Shares, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, the Shares and the Warrants as more fully described in this Subscription.

C. The Shares and the Warrants collectively are referred to herein as the “Securities”.

D. The Company has engaged SC&H Capital to act as a placement agent (the “Placement Agent”) for the offering of the Securities.

E. Contemporaneously with the execution and delivery of this Subscription, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1. Subscription.

(a) Each Investor agrees to buy, and the Company agrees to sell and issue to each Investor, (i) such number of Shares set forth above such Investor’s name on the signature pages of this Subscription next to the heading “Number of Shares”, and (ii) a Warrant to purchase such number of shares of Common Stock set forth above such Investor’s name on the signature pages of this Subscription next to the heading “Shares Underlying Warrant”, for an aggregate purchase price (the “Subscription Amount”) set forth above such Investor’s name on the signature pages of this Subscription next to the heading “Subscription Amount”.

(b) The Shares have been registered on the Registration Statement. The Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”) and is effective on the date hereof. A final prospectus supplement will be delivered to each of the Investors as required by law.

(c) The Warrants and the Warrant Shares are “restricted securities” and have not been registered under the Securities Act.

(d) The completion of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Paul Hastings LLP, located at 1117 S. California Avenue, Palo Alto, California 94304, or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on the date specified by the Company. At the Closing, (i) each Investor shall pay the Subscription Amount by wire transfer of immediately available funds to the Company to such bank account or accounts as shall be designated by the Company, (ii) the Company shall cause the Securities to be delivered to each Investor, with the delivery of the Shares to be made either through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the Investor’s signature page attached hereto under the heading “DWAC Instructions” or through book entry confirmation from the Company’s transfer agent, and (iii) the Company shall pay to the Placement Agent by wire transfer of immediately available funds an amount equal to six percent (6%) of the Subscription Amount received from certain Investors pursuant to the terms of the Placement Agent’s engagement letter with the Company.

2. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof to the Investors as follows: (i) it has the full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s Certificate of Incorporation or Bylaws and amendments thereto through the date hereof; (iv) the Shares, when issued and paid for in accordance with the terms of this Subscription, will be duly authorized, validly issued, fully paid and non-assessable; (v) the Warrant Shares, if issued upon exercise of the Warrants in accordance with the terms thereof against payment of the consideration therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable; (vi) the Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) the prospectus contained in the Registration Statement, as amended and/or supplemented (the “Prospectus”), did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Representations, Warranties and Acknowledgments of the Investors.

(a) Each Investor hereby, severally and not jointly, represents and warrants as of the date hereof to the Company as follows: (i) it has the full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Investor’s governing or organizational documents; (iv) the Investor has had full access to the Prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials, if desired; (v) in making its investment decision with respect to the Securities, the Investor and its Advisors (as defined below), if any, have relied solely on the Company’s public filings with the SEC; (vi) at the time the Investor was offered the Securities, it was, and at the date hereof it is, and on the date of the Closing and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act; (vii) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities; (viii) the Investor and the Investor’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, “Advisors”), have received and carefully reviewed this Subscription, the Company’s SEC filings and each of the transaction documents and all other documents requested by the Investor or its Advisors, if any, and understand the information contained therein, prior to the execution of this Subscription; (ix) all documents, records and books pertaining to the investment in the Securities, including, but not limited to, all information regarding the Company, the Securities and the Warrant Shares, have been made available for inspection and reviewed by the Investor and its Advisors, if any; (x) the Investor and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Prospectus, the Securities, the Warrant Shares the transaction documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of the Investor and its Advisors, if any; (xi) the Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription or the transactions contemplated hereby; (xii) the Investor is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in any of the Securities, and the Investor has relied on the advice of, or has consulted with, only its own Advisors; (xiii) the Investor is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make an investment in the Securities; (xiv) except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (xv) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Securities, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

__________________________________________________________________________
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(b) Each Investor hereby, severally and not jointly, also represents and warrants as of the date hereof to the Company that, other than the transactions contemplated hereunder, the Investor has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any transactions in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4. Covenant of the Investors Regarding Short Sales and Confidentiality. Each Investor hereby, severally and not jointly, covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced by the Company through a press release and/or Current Report on Form 8-K. Each Investor hereby, severally and not jointly, covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Current Report on Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction.

5. Miscellaneous.

(a) This Subscription constitutes the entire understanding and agreement among the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.

(b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.

(c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(d) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To an Investor: as set forth on such Investor’s signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) No provision of this Subscription may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding a majority of the Shares and the Warrant Shares at the time of such amendment (which amendment shall be binding on all Investors) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, that any amendment, waiver modification or supplement of this Subscription that modifies the Purchase Subscription Amount of any Investor or causes any such Investor to assume any additional liability or material obligation, may be effected only pursuant to a written instrument signed by the Company and such Investor. No waiver of any default with respect to any provision, condition or requirement of this Subscription shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of this Subscription unless the same consideration is also offered to all Investors who then hold Securities.

(f) This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAPRICOR THERAPEUTICS, INC.

By:	__________________________________ Name: Linda Marbán, Ph.D. Title: Chief Executive Officer

Address for Notices:

c/o Capricor Therapeutics, Inc.
8840 Wilshire Blvd., 2nd Floor
Beverly Hills, California 90211
Attention: [***]
Email Address: [***]

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Number of Shares: ___________________ Shares Underlying Warrant: ___________ Subscription Amount: $_______________

INVESTOR:

Signature: ___________________________

By: ________________________________

Name: ______________________________

Title: _______________________________

Social Security Number/Tax Identification Number: ____________________________________

Address for Notices: ____________________________________ ____________________________________ Attention: ___________________________ Email Address: _______________________

Select method of delivery of Shares:

☐ DWAC DELIVERY
DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	_____________________________
DTC Participant Number:	_____________________________
Name of Account at DTC Participant being credited with the Shares:	_____________________________
Account Number at DTC Participant being credited with the Shares:	_____________________________

☐ BOOK-ENTRY CONFIRMATION OF SHARES BY TRANSFER AGENT
Delivery Instructions:

Name in which Shares should be issued:	Address for delivery:
____________________________	c/o ________________________________ Street: _____________________________ City/State/Zip: ______________________ Attention: ___________________________ Telephone No.: _______________________

[Signature Page to Subscription Agreement]